             FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT


          This FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 3, 1996 among Jacor Communications, Inc., an Ohio corporation (the "Company"), Banque Paribas, individually and as Agent (in such capacity, the "Agent"), the Co-Agents (as defined in the Credit Agreement) and the Banks (as defined in the Credit Agreement).

                                R E C I T A L S:

          WHEREAS, the Company, the Agent, each Co-Agent and the Banks are parties to that certain Credit Agreement dated as of February 20, 1996 (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement as amended hereby);

          WHEREAS, the Company has requested that the Banks, the Co-Agents and the Agent amend certain provisions and grant waivers with respect to certain provisions of the Credit Agreement as more fully described herein; and

          WHEREAS, the Banks, the Co-Agents and the Agent have agreed to amend such provisions and grant such waivers upon the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 of this Amendment, the Credit Agreement is amended as follows:

          SECTION 1.1    Amendment to Article I of the Credit Agreement.
Article I of the Credit Agreement is hereby amended by adding thereto, in proper alphabetical order, the defined terms set forth below which do not appear therein:

          "JCAC" means JCAC, Inc., a Florida corporation.

          "New Credit Agreement" means that certain Credit Agreement entered into in June 1996 among JCAC, Chemical Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, Bank of America Illinois, as Syndication Agent, and the lenders from time to time party thereto, as amended, restated or otherwise modified from time to time.

          "New Credit Agreement Loan Documents" means the New Credit Agreement, all guarantees required to be executed to guaranty amounts owing in connection with the New Credit Agreement and all security documents required to be executed to secure amounts owing in connection with the New Credit Agreement, each as amended, restated or otherwise modified from time to time.

          SECTION 1.2    Amendment to Section 6.11 of the Credit Agreement.
Section 6.11 of the Credit Agreement is hereby amended by adding a new clause
(h) thereto as follows:

               (h) The Guaranty entered into by the Company pursuant to the New Credit Agreement Loan Documents.

          SECTION 1.3    Amendment to Section 6.16 of the Credit Agreement.
Section 6.16 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (c) thereof and substituting therefor a comma and
(ii) by adding the following new clause (e) before the period as follows:

                    and (e) the Guaranty entered into by the Company pursuant to the New Credit Agreement Loan Documents

          SECTION 1.4    Amendment to Section 6.17 of the Credit Agreement.
Section 6.17 of the Credit Agreement is hereby amended by adding a new clause
(j) as follows thereto:

               (j) Liens granted by the Company and JCAC to secure obligations pursuant to the New Credit Agreement Loan Documents.

          SECTION 1.5    Amendment to Section 6.23 of the Credit Agreement.
Section 6.23 of the Credit Agreement is hereby amended by adding the following second proviso to the end of such section before the period:

                    ; provided, further, that the Company may enter into the New Credit Agreement Loan Documents which contain restrictions of the types referred to in clauses (b), (c), (d) and (e) above.


          1.6 Amendment to Schedules to the Credit Agreement and Company Pledge Agreement.

          (a) Schedule 5.18(a). Schedule 5.18(a) to the Credit Agreement is hereby amended by deleting such Schedule 5.18(a) in its entirety and replacing it with a new Schedule 5.18(a) attached hereto as Exhibit A.

          (b) Schedule to Company Pledge Agreement. Schedule III to the Company Pledge Agreement is hereby amended by deleting such Schedule III in its entirety and replacing it with a new Schedule III attached hereto as Exhibit B.

SECTION 2. Limited Waiver. The Banks, as of the Effective Date, hereby waive any Default which has occurred as a result of (i) the failure of the representation and warranty in Section 5.18(a) of the Credit Agreement to be true solely as a result of the failure to include JCAC on Schedule 5.18(a) thereto prior to the Effective Date (as hereinafter defined), (ii) the failure of the representation and warranty in
Section 4(d) of the Company Pledge Agreement to be true solely as a result of the failure to include JCAC on Schedule III thereto prior to the Effective Date,
(iii) the failure of the Company to deliver certificates representing the pledged shares of the capital stock of JCAC pursuant to Section 3 of the Company Pledge Agreement prior to the Effective Date and (iv) the failure of JCAC to execute and deliver to the Agent a counterpart signature page to the Subsidiary Guaranty and the Subsidiary Security Agreement prior to the Effective Date.

SECTION 3. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          3.1  Documents.

               (a) Amendment. The Company shall have duly executed and delivered this Amendment.

               (b) Subsidiary Guaranty, Subsidiary Security Agreement and UCC Financing Statements. JCAC shall have executed and delivered to the Agent a counterpart signature page to the Subsidiary Guaranty and the Subsidiary Security Agreement. JCAC shall have executed and delivered to the Agent UCC-1 Financing Statements to be filed with (i) the Secretary of State of the State of Ohio and (ii) the Recorder of Hamilton County, Ohio.

               (c) Guaranty Amendment. Each Subsidiary (other than the Excluded Subsidiaries) (collectively, the "Subject Subsidiaries") shall have executed and delivered a Reaffirmation with respect to the Subsidiary Guaranty in the form of Exhibit C hereto (the "Reaffirmation").

          SECTION 3.2 Certified Resolutions, etc. The Agent shall have received (in sufficient copies for each Bank) a certificate in form and substance satisfactory to the Agent of the secretary or assistant secretary (or comparable officer) of the Company dated the Effective Date, certifying (i) the resolutions of its Board of Directors approving and authorizing the execution, delivery and performance by it of this Amendment and the continued effectiveness thereof, (ii) that there have been no changes in its certificate of incorporation or by-laws since the Closing Date and (iii) specimen signatures of its officers authorized to sign this Amendment.

          SECTION 3.3 Consents, Licenses, Approval, etc. All consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company and its Subsidiaries of this Amendment, the Subsidiary Guaranty, the Subsidiary Security Agreement and the Reaffirmation (collectively, the "Documents"), or the validity or enforceability hereof or thereof, or in connection with any of the transactions effected pursuant hereto or thereto, shall have been obtained by the Company and be in full force and effect.

          SECTION 3.4 No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the execution, delivery or performance by the Company or any of its Subsidiaries of the Documents, the making or repayment of the Loans or the consummation of the transactions effected pursuant to the terms of the Documents and the other Loan Documents (as amended hereby).

          SECTION 3.5 No Material Adverse Change. No event, act or condition shall have occurred since February 20, 1996 that, in the reasonable judgment of the

Agent, has had or could have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries.

          SECTION 3.6 Delivery of JCAC, Inc. Pledged Stock. The Agent shall have received original stock certificates evidencing the stock of JCAC pledged pursuant to the Company Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

          SECTION 3.7 Costs, Fees and Expenses. The Agent and the Banks shall have received all costs, fees and expenses payable by the Company under the Credit Agreement in connection with the preparation, execution or delivery of the Documents (including, without limitation, the reasonable fees and expenses accrued through the Effective Date of counsel to the Agent); and the Company hereby agrees to pay, and to hold the Agent, each Bank and each Co-Agent harmless against, all documentary, stamp, transfer and similar taxes paid or payable in connection with the execution, delivery or performance of the Documents.

          SECTION 3.8 Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Obligations or the transactions contemplated hereby as may have been reasonably requested by the Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing herein and exhibits hereto) and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent.

SECTION 4. Representations and Warranties. In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants to the Agent and each Bank, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment, that:


          SECTION 4.1 Due Incorporation; etc. Each of the Company and each Subject Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          SECTION 4.2 No Default; etc. No Default or Unmatured Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the Reaffirmation or the consummation of the transactions contemplated hereby or thereby.

          SECTION 4.3 Corporate Power and Authority; Authorization. Each of the Company and each Subject Subsidiary has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and the execution and delivery by the Company and each Subject Subsidiary of the Documents to which it is a party and the performance by the Company and each Subject Subsidiary of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action by the Company and each Subject Subsidiary.

          SECTION 4.4 Execution and Delivery. The Company and each Subject Subsidiary have duly executed and delivered each Document to which it is a party.

          SECTION 4.5 Enforceability. Each Document, the Credit Agreement, as amended by this Amendment, and each other Loan Document constitute the legal, valid and binding obligation of the Company and each Subject Subsidiary party thereto, as the case may be, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally, and by general principles of equity.

          SECTION 4.6 No Conflicts; etc. Neither the execution, delivery or performance by the Company or any Subject Subsidiary of the Documents to which it is a party, nor compliance by any of them with the terms and provisions hereof and thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any property or assets owned by it pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of its certificate of incorporation or by-laws.

          SECTION 4.7 Consents; etc. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

          SECTION 4.8 Representations and Warranties. All of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of a different date) and in the Documents are true and correct as of the date hereof after giving effect to this Amendment and the other Documents and the transactions contemplated hereby and thereby.

          SECTION 4.9 Capital Structure. Schedule 5.18(a), as amended hereby and as attached hereto as Exhibit A, accurately sets forth the number of authorized and issued shares of each class of capital stock of the Company and each of its Subsidiaries, the par value thereof and the registered owner(s) of the capital stock of each Subsidiary as of the date hereof.

          SECTION 4.10 Pledged Stock. The Company has delivered to the Agent all original stock certificates evidencing the stock pledged pursuant to the Company Pledge Agreement and each Subsidiary Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

SECTION 5.     Miscellaneous.

          SECTION 5.1 Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Loan Document or (ii) prejudice any right or rights that the Agent, the Co-Agents or the Banks may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other Loan Document, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          SECTION 5.2 Effectiveness. This Amendment shall immediately become effective as of the date first written above upon (i) the receipt by the Agent of duly executed counterparts of this Amendment from the Company, each Co-Agent and all of the Banks and (ii) the satisfaction of each condition precedent contained in
Section 3 hereof (the "Effective Date").

          SECTION 5.3 Loan Documents. This Amendment and the Reaffirmation are Loan Documents executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          SECTION 5.4 Costs, Fees and Expenses. The Company agrees to pay all costs, fees and expenses in connection with the Documents as required pursuant to the Credit Agreement.

          SECTION 5.5 Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

          SECTION 5.6 Severability. Any provision contained in this Amendment which that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          SECTION 5.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   JACOR COMMUNICATIONS, INC.


                                   By: /s/ Jon M. Berry
                                       ---------------------------------------
                                       Title: Senior Vice President
                                                   and Treasurer


                                   BANQUE PARIBAS, individually and as Agent


                                   By: /s/ Steven M. Heinen
                                      ---------------------------------------
                                       /s/ Peter Toal
                                       Title: Vice President /
                                                  Regional General Manager

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                             individually and as Co-Agent


                                   By: /s/ Robert F. Milordi
                                       -------------------------------------
                                       Title: Managing Director


                                   BANK OF AMERICA ILLINOIS,
                                             individually and as Co-Agent


                                   By: /s/ Kevin P. Morrison
                                       ------------------------------------
                                       Title: Vice President


                                   BANK OF MONTREAL

                                   By: /s/
                                       -----------------------------------
                                       Title:


                                   THE BANK OF NEW YORK


                                   By: /s/ Brendan T. Nedzi
                                       ----------------------------------
                                       Title: Vice President

                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ Margot C. Bright
                                       ----------------------------------
                                       Title: Representative


                                   C.I.B.C., INC.


                                   By: /s/ P. G. Smith
                                       ----------------------------------
                                       Title: Authorized Officer


                                   FIRST BANK


                                   By: /s/ Robert W. Miller
                                       ----------------------------------
                                       Title: Vice President


                                   SOCIETY NATIONAL BANK


                                   By: /s/ Michael Stark
                                       ----------------------------------
                                       Title: Officer


                                   UNION BANK

                                   By: /s/ J. Kevin Sampson
                                       ----------------------------------
                                       Title: Assistant Vice President

                                    EXHIBIT C


                                  REAFFIRMATION


                                   [Attached]

                                REAFFIRMATION OF
                               SUBSIDIARY GUARANTY


               This REAFFIRMATION OF SUBSIDIARY GUARANTY ("Reaffirmation") is entered into as of June 3, 1996 by each of the parties listed on the signature pages hereof (collectively, the "Guarantors") in favor of and for the benefit of Banque Paribas, as agent (in such capacity, the "Agent") for itself, the Co-Agents and the Banks party to the Credit Agreement and any Interest Rate Providers. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Subsidiary Guaranty referenced below.

                                R E C I T A L S:

               WHEREAS, Jacor Communications, Inc., an Ohio corporation (the "Company"), the Banks, the Agent and each Co-Agent are parties to that certain Credit Agreement dated as of February 20, 1996 (the "Original Credit Agreement");

               WHEREAS, the Company, the Banks, the Agent and each Co-Agent are entering into that certain First Amendment and Limited Waiver to Credit Agreement dated as of the date hereof (the "Credit Agreement Amendment"; and the Original Credit Agreement as amended by the Credit Agreement Amendment being referred to herein as the "Credit Agreement"); and

               WHEREAS, each of the Guarantors is a party to that certain Subsidiary Guaranty dated as of February 20, 1996 (the "Subsidiary Guaranty"), pursuant to which each Guarantor has jointly and severally guaranteed the Guaranteed Debt, which term includes, inter alia, all Obligations of the Company under and as defined in the Credit Agreement.

          Section 1. Reaffirmation. Each of the Guarantors hereby (i) acknowledges that the Company, the Banks, the Co-Agents and the Agent have entered into the Credit Agreement Amendment, which Credit Agreement Amendment has been made available to and has been reviewed by such Guarantor and (ii) reaffirms that its obligations under the Subsidiary Guaranty and each other Collateral Document to which it is a party continues in full force and effect with respect to the Original Credit Agreement as amended by the Credit Agreement Amendment.

          Section 2. Counterparts. This Reaffirmation may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

          Section 3. GOVERNING LAW. THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

               IN WITNESS WHEREOF, each of the Guarantors hereto has caused this Reaffirmation to be executed and delivered by a duly authorized officer thereof as of the date first above written.


                                   JACOR BROADCASTING OF FLORIDA, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF ATLANTA, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF KNOXVILLE, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF COLORADO, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF TAMPA BAY, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF ST. LOUIS, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR CABLE, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   GEORGIA NETWORK EQUIPMENT, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING CORPORATION


                                   By:
                                        ---------------------------
                                        Title:

                                   BROADCAST FINANCE, INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JACOR BROADCASTING OF SAN DIEGO,
                                      INC.


                                   By:
                                        ---------------------------
                                        Title:

                                   JCAC, INC.


                                   By:
                                        ---------------------------
                                        Title:

Acknowledged:

BANQUE PARIBAS, individually,
    as Agent and on behalf of the
    Co-Agents and each Bank


By:
     --------------------------------------------------------------
     Title: